Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACT: Public Relations Laura Adams for QuadraMed 703.742.5311 Laura.Adams@QuadraMed.com Investor Relations 703.742.5393 InvestorRelations@QuadraMed.com

QuadraMed Announces Stockholder Approval of

Acquisition by Francisco Partners

RESTON, Va. – March 9, 2010 – QuadraMed® Corporation (NASDAQ:QDHC), a leading provider of healthcare information technologies and services that help turn quality care into positive financial outcomes, today announced stockholder approval of QuadraMed’s acquisition by Francisco Partners, one of the world’s largest technology-focused private equity firms.

At the March 9, 2010 special meeting QuadraMed’s stockholders approved the Agreement and Plan of Merger, dated as of December 7, 2009, by and among QuadraMed and acquisition entities formed by Francisco Partners. QuadraMed previously announced its entry into this Agreement on December 8, 2009. The all-cash transaction for all of QuadraMed’s stock is valued at approximately $126 million.

With this approval, Francisco Partners will acquire QuadraMed via its acquisition entities with QuadraMed remaining as a wholly owned subsidiary of Francisco Partners. The acquisition is expected to close next week, subject to the satisfaction of various closing conditions of the parties pursuant to the terms of the Agreement.

“We are pleased that QuadraMed’s shareholders have approved the pending acquisition,” said Duncan W. James, QuadraMed’s President and Chief Executive Officer. “Francisco Partners brings QuadraMed extensive resources and a proven track record of helping hospitals and health systems execute on their strategic and operational goals. We look forward to working with Francisco Partners on our priorities, which include helping our clients meet their ARRA Meaningful Use goals, preparing for ICD-10, and leveraging improvements in care quality to improve their bottom line.”

In connection with the merger, QuadraMed has submitted a request to the NASDAQ Global Market for withdrawal of the listing of its common stock. QuadraMed’s proposed delisting is contingent, among other conditions, on the closing of the merger. To effect the delisting, NASDAQ will file a Form 25 with the Securities and Exchange Commission.

About QuadraMed Corporation

QuadraMed® – (NASDAQ: QDHC) is a leading provider of healthcare technologies and services that help turn quality care into positive financial outcomes. QuadraMed provides innovative solutions that streamline processes, ensure compliance and help healthcare professionals deliver quality patient care. Behind the Company’s products and services is a staff of 600 professionals whose experience and dedication have earned QuadraMed the trust and loyalty of clients at over 2,000 healthcare provider facilities. For more information about QuadraMed, visit http://www.quadramed.com.

About Francisco Partners

With approximately $5.0 billion of committed capital and offices in San Francisco and London, Francisco Partners is one of the world’s largest technology-focused private equity funds. The firm was founded to pursue structured investments in technology companies undergoing strategic, technological, and operational inflection points. Francisco Partners targets majority and minority investments in private companies, public companies, and divisions of public companies, with transaction values ranging from $30 million to $2.0 billion. The principals of Francisco Partners have a proven track record, having invested in excess of $3.0 billion of equity capital in over 50 technology companies. For additional information, visit www.franciscopartners.com.

Cautionary Statement on Risks Associated with QuadraMed Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “target,” “goal,” “project,” “anticipate,” “predict,” “intend,” “plan,” “estimate,” “may,” “will,” “should,” “could” and similar expressions and their negatives are intended to identify such statements. Forward-looking statements are not guarantees of future performance, anticipated trends or growth in businesses, or other characterizations of future events or circumstances and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by QuadraMed described in documents filed with the Securities and Exchange Commission (“SEC”) from time to time. QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

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QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.